                                                                   Exhibit 10.20

                         COAL LEASE AND MINING AGREEMENT

      THIS AGREEMENT, made and entered into this 27th day of May, 1994, by and between DOUGLAS COAL COMPANY, a West Virginia corporation, whose mailing address is Wilt Building, Elkins, West Virginia 26241 (the "Lessor") and Patriot Mining Company, Inc., whose mailing address is Route 12, Box 245, Morgantown, West Virginia 26505, (the "Lessee"),

                              W I T N E S S E T H :

      1. GRANTING CLAUSE. That for and in consideration of the royalty hereinafter reserved by Lessor and in further consideration of the covenants and agreements on Lessee's part to be kept, observed and performed, Lessor hereby lets and leases unto the Lessee all of the land, coal, surface, and all mining and other rights in connection therewith which it now owns and situate in Garrett County, Maryland. A more particular description of the leased premises is set forth on EXHIBIT A now attached, or to be attached hereto and made a part of this Agreement by reference.

      TOGETHER with the right to mine, remove and sell all of said coal which may be economically minable and commercially saleable from the leased premises, whether by the surface or strip method of mining, the auger method of mining, or the deep or underground method of mining, with the further right to open and construct ways or railways, to excavate openings upon said lands the surface of which is owned by the Lessor, to dig and sink shafts, or to make any other excavations or openings in or upon said lands which may be necessary or proper for the purpose of digging, mining or removing the coal from said lands, and together with such other mining rights and privileges owned by Lessor which are not hereinbefore particularly set forth; provided, however, that the

Lessee shall be liable to adjoining land owners and to all third parties for negligent acts in the conduct of any mining operations. It is understood and agreed that the Lessee may use the auger method of mining only with the prior written consent of the Lessor which permission shall not unreasonably be withheld.

      The grant of mining and other rights by the Lessor to the Lessee is subject to and limited by (a) the scope and extent of the mining rights and privileges vested in the Lessor; (b) the rules, laws and regulations of the State of Maryland and of the United States of America applicable to surface and underground mining of coal; and (c) any specific limitations of this Agreement.

      BEING the same properties heretofore conveyed to the Lessor by the deed of Sara-Ki Coal Company, dated May 7, 1966 and of record in Liber 273 folio 451 of the Land Records of Garrett County, Maryland; by the deed of Johnstown Coal and Coke Company, dated January 1, 1967 and of record in Liber 277 folio 530 of said Land Records and by the deed of Allegheny Wood Products, Inc. dated February 28, 1990 and of record in Liber 544 folio 577 of the Land Records of said Garrett County. Lessor believes, but does not so warrant, that it owns 6,300 acres, more or less, of coal and 4,766 acres, more or less, of surface overlying said coal in Garrett County, Maryland; subject, however, to the exceptions and reservations set forth on EXHIBIT A.

      2. TERM. TO HAVE AND TO HOLD the leased premises, together with all of the mining rights, easements and privileges owned by the Lessor, for a period of five (5) years from the effective date of this Agreement, subject to renewal options for additional terms as hereinafter provided.

      3. TONNAGE ROYALTY. Lessee shall pay the Lessor on or before the 25th day of each calendar month of this Agreement, and during any renewal term thereof, a tonnage royalty for all coal mined, removed, sold and shipped from the leased premises during the immediate preceding calendar month. Such tonnage royalty shall be computed on each shipment of coal and shall constitute the aggregate of:

      (a) In the case of such coal mined by the surface or strip mining method where the Lessor is the owner of both the coal and the surface lands, the greater of (i) the amount determined by multiplying the sales price per ton of coal for each shipment by the number of tons of coal mined, removed, sold and included in such shipment and multiplying the resulting dollar amount by six per cent (6%), or (ii) the amount determined by multiplying the number of tons of coal mined, removed, sold and included in such shipment by $1.25;

      (b) In the case of such coal mined by the surface or strip mining method where the Lessor is the owner of the coal only, the greater of (i) the amount determined by multiplying the sales price per ton of coal for each shipment by the number of tons of coal mined, removed, sold and included in such shipment and multiplying the resulting dollar amount by four per cent (4%), or (ii) the amount determined by multiplying the number of tons of coal mined, removed, sold and included in such shipment by $1.00;

      (c) In the case of coal owned or controlled by the Lessee and mined by the surface or strip mining method where the Lessor is the owner of the surface lands only, the greater of (i) the amount determined by multiplying the sales price per ton of coal for each shipment by the number of tons of coal mined, removed, sold and included in such shipment and multiplying the resulting dollar amount by two per cent (2%), or (ii) the amount determined by multiplying the number of tons of coal mined, removed, sold and included in such shipment by $0.40;

      (d) In the case of such coal mined by the auger mining method where the Lessor is the owner of both the coal and the surface lands, the greater of (i) the amount determined by multiplying the sales price per ton of coal for each shipment by the number of tons of coal mined, removed, sold and included in such shipment and multiplying the resulting dollar amount by six per cent (6%) or,
(ii) the amount determined by multiplying the number of tons of coal mined, removed, sold and included in such shipment by $1.25;

      (e) In the case of such coal mined by the auger mining method where the Lessor is the owner of the coal only, the greater of (i) the amount determined by multiplying the sales price per ton of coal for each shipment by the number of tons of coal mined, removed, sold and included in such shipment by four per cent (4%) or, (ii) the amount determined by multiplying the number of tons of coal mined, removed, sold and included in such shipment by $1.00;

      (f) In the case of such coal mined by the deep or underground method of mining, the greater of (i) the amount determined by multiplying the sales price per ton of coal for each shipment by the number of tons of coal mined, removed, sold and included in such shipment and multiplying the resulting dollar amount by five per cent (5%) or, (ii) the amount determined by multiplying the number of tons of coal mined, removed, sold and included in such shipment by $1.00;

      The term "sales price per ton of coal for each shipment" as used in paragraphs (a), (b), (c), (d), (e) and (f) above set forth, shall mean the price paid to Lessee by the ultimate consumer for each ton FOB loading point deducting any sales commission paid by Lessee to any independent broker or agent on the number of tons of coal mined, removed, sold and shipped from the leased premises, increased or decreased to reflect bonuses or penalties resulting from variations in quality standards of the coal shipped from contract specifications and decreased by governmental impositions or fees, if any, as authorized by the immediately succeeding paragraph of this Lease Agreement. The term "FOB loading point" as used in this paragraph shall mean the railroad car if such coal is shipped by rail to the customer or the mine site if such coal is shipped by truck to the customer.

      Lessee shall also have the right to make deductions from the gross sale price per ton of coal for each shipment for government impositions or fees charged or required to be paid per ton of coal (i) if such impositions or fees are in excess of charges set forth below, and (ii) if, and to the extent that, Lessee is unable to recover such increased costs either in the gross sale price per ton of coal or by a separate charge to its customers.

      The current governmental impositions or fees are as follows:

Surface Mined Coal
         County Severance Tax  $0.30 / Ton
         State Severance Tax   $0.17 / Ton
         OSM Tax               $0.35 / Ton
         Federal Excise Tax    $0.55 / Ton

Deep or Underground Mined Coal

         County Severance Tax  N / A
         State Severance Tax   $0.15 / Ton
         OSM Tax               $0.15 / Ton
         Federal Excise Tax    $1.10 / Ton

      The term "independent broker or agent" shall not include any corporation in which Lessee, or any assignee of Lessee, shall have a financial interest, nor any partnership or other operation in which Lessee or its assignee shall have any interest nor any employee of Lessee or its assignee.

      For all coal mined and removed from the leased premises and sold and shipped in a commingled state after processing through the preparation plant of the Lessee, the term "number of tons of coal mined, removed, sold and included in such shipment" means the total number of tons of coal mined and removed from the leased premises and trucked to the preparation plant of Lessee as determined by truck weights reduced by a reject factor to be determined by Lessee upon washability tests for the coal mined from each mine on the leased premises. Such tests shall be based upon the specific gravity at which the coal is to be washed for sale by the Lessee taking into consideration all preparation plant efficiency factors. If, from time to time during the term of this Agreement, including any renewal term thereof, any appreciable change is determined in the quality of the coal mined, removed and shipped from any mine on the leased premises, Lessee shall run additional washability tests in order that the reject factor may be equitably adjusted. Lessee agrees that it shall cause said washability test to be performed at least on a monthly basis.

      The term "ton" as used in this Agreement means a net ton of 2,000 pounds avoirdupois.

      Measurement of weights for the purpose of determining the "number of tons of coal mined, removed, sold and included in such shipment" shall be determined by truck weights at the time the coal is removed from the leased premises and, where applicable, by truck weights at the time the coal is received at the tipple or preparation plan of Lessee. In the case of the shipment of such coal by rail, weights shall be determined by the carrier in accordance with its customary practices employed for invoicing such shipments. Where coal from the leased premises is commingled with coal mined and removed from lands other than the leased premises, the Lessee shall keep an accurate record of weights of the coal from the leased premises contained in each shipment.

      4. MINIMUM AND ADVANCE ROYALTY. Lessee shall pay to the Lessor as minimum and advance royalty during the initial five (5) year term of this Agreement the guaranteed amount of Seven Hundred Fifty Thousand Dollars ($750,000.00), which amount shall be paid in quarter-annual installments in advance each lease year, beginning with the payment of the amount of Thirty-Seven Thousand Five Hundred Dollars ($37,500.00) on the effective date of this Agreement, the receipt of which is hereby acknowledged by the Lessor.

      For each lease year during the first renewal five (5) year term of this Agreement, the Lessee shall pay to the Lessor as minimum and advance royalty the amount of One Hundred Fifty Thousand Dollars ($150,000.00) per lease year; for each lease year during the second and third five (5) year terms thereof the Lessee shall pay to Lessor the amount of Two Hundred Thousand Dollars ($200,000.00) per lease year as further minimum and advance royalty and, should the Lessee renew or extend this Agreement beyond the third renewal term of five
(5) years, the Lessee shall pay to the Lessor as further minimum and advance royalty the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) per lease year.

      Lessee shall pay Lessor such minimum and advance royalty for each renewal term in quarter-annual installments in advance each lease year, beginning with the first day of each renewal term. A "lease year" shall be a period of three hundred sixty-five (365) days beginning with the date of this Agreement.

      The payment of minimum and advance royalty by the Lessee shall be subject to the credit of earned tonnage royalty as hereinafter provided in paragraph 5 of this Agreement and such payments, for each renewal term of this Agreement, shall be subject to the rights of the Lessee as set forth in paragraphs 19 and 20 of this Agreement.

      5. PAYMENT OF TONNAGE ROYALTY. Royalty on tonnage mined, removed, shipped and sold from the leased premises shall be reported to Lessor by lessee on or about the 25th day of each month for all coal mined, removed, shipped and sold from the leased premises during the preceding calendar month in accordance with the formulae therefor described in paragraph 3 of this Agreement. Such tonnage royalty shall be credited against any minimum and advance royalty payment theretofore paid by the Lessee and any balance of earned tonnage royalty shall be paid immediately to the Lessor. If, on the payment date of any minimum and advance royalty installment, as hereinbefore provided in paragraph 4 of this Agreement, a tonnage royalty payment credit exists but does not equal the total amount of the minimum and advance royalty payment then due, the Lessee shall pay to the Lessor the difference between the tonnage royalty payment credit and the amount of the installment of the minimum and advance royalty payment then due. The term "tonnage royalty payment credit" shall mean the excess of the aggregate minimum and advance royalty payments theretofore made. Nothing herein set forth shall be construed to relieve Lessee from the obligation to pay tonnage royalty on all coal mined and removed from the leased premises at the rates hereinbefore specified even though total tonnage royalty paid exceed the amount of the minimum and advance royalty provided by this Agreement.

      6. COMMINGLING OF COAL. Lessor recognizes that commingling of the coal mined, removed, sold and shipped from the leased premises with coal mined, removed, sold and shipped from lands other than the leased premises may be desirable in order to permit the Lessee to market a maximum volume of coal at the best obtainable selling price. Accordingly, lessee shall have the right to commingle Lessor's coal with other coals and it is the intention of the parties to this Agreement that the royalty paid Lessor for coal from the leased premises in a commingled state shall fully represent the royalty factor due Lessor under this Agreement.

      7. RECORDS. Lessee shall keep an accurate record of all coal mined, removed, shipped and sold from the leased premises and Lessor, directly or through its agent, shall have the right to examine such records at all reasonable times. Lessee shall maintain a record of all trucks operating from the leased premises, which record shall show the date, truck number or other identification, trucking company, number of loads hauled on the date, weight of each load, and point of delivery. If the coal is shipped by rail, the Lessee shall maintain a record of all railroad car numbers, weights and destinations, company and address and to whom shipped and selling price F.O.B. shipping point. Lessee shall also, if requested, furnish Lessor copies of purchase orders and sales invoices for coal mined, removed, sold and shipped from the leased premises, together with information as to any authorized broker's or agent's sales commission paid on such sale.

      The described records shall be maintained by Lessee for a period of three years, including the lease year in which the coal was mined, removed, shipped and sold from the leased premises.

      8. PERMITS - RECLAMATION. As soon as reasonably possible after the effective date of this Agreement, the Lessee shall make application to the applicable agency of the State of Maryland for a permit evidencing approval to open and operate a mining operation and on the leased premises. Upon the completion of the mining operations and the abandonment of each permitted area, Lessee shall promptly make application for further and other mining permits in order that a continuous mining operations may be conducted on the leased premises during the term of this Agreement, or during any renewal term thereof.

      At such time during the term of this Agreement, or any renewal term thereof, or upon any termination or abandonment thereof, when Lessee's underground mine or mines or surface operations are worked out or are indefinitely closed, Lessee shall properly seal the mine openings, control drainage and reclaim all mined areas, including waste and gob piles, disturbed by its operations in the manner required by all applicable laws of the State of Maryland, the United States of America, and the rules and regulations issued thereunder.

      9. COMMENCEMENT OF OPERATIONS. Consistent with its proposed mining plan for the leased premises, the Lessee shall, as soon as possible after the date that a permit is received from the applicable agency of the State of Maryland, authorizing a mining operation on the leased premises, commence and prosecute the work required for a surface mining operation or, in case of an underground mining operation, driving the necessary courses or entries and shall install the necessary structures, machinery and equipment and employ the required personnel for the mining operations contemplated by this Agreement. Lessee, in conducting any strip or surface mining operation on the leased premises, shall exercise due care in such operations so that the mineability of any underlying seams of coal shall not be adversely affected.

      Prior to the commencement of any mining operations on the leased premises, the Lessee shall cause to be prepared and submitted to the Lessor, or its designated agent, a comprehensive mining plan showing the manner and method of mining contemplated by Lessee for the purpose of realizing from its operations a maximum of economically minable and commercially saleable coal consistent with mining safety standards. Said mining plan and any and all amendments thereto shall be reviewed and approved in writing by Lessor, or its designated agent, which approval shall not unreasonably be withheld.

      The term "economically minable and commercially saleable" coal, as used in this Lease, means coal which when reached in the ordinary course of operation and development of the leased premises ordinarily could be mined by the Lessee and marketed at reasonable profit by the use of machinery and methods for mining and cleaning coal which at the time are modern and efficient, and by the use of skillful and efficient management and planning. It is understood and agreed between the parties hereto that said term "economically minable and commercially saleable" coal, as employed by this Lease, shall be construed to the end that as much coal shall be recovered as is reasonable and practicable, but without imposing an unreasonable burden upon the Lessee in this regard where unfavorable natural conditions are encountered.

      10. METHOD OF OPERATIONS. The Lessee shall adopt and pursue only such methods of surface and underground mining as corresponds with the mining law of the State of Maryland, the United States of America and its bureaus, including compliance with the requirements of the Mine Safety and Health Administration (MSHA), and as are in accord with generally approved methods of coal mining.

      11. INSPECTION OF MINES - MAPS. Lessor, or its agents and engineers, or other persons on its behalf, shall have the right to enter at all reasonable times during regular business hours the mines and works of the Lessee in order to inspect, examine, survey or measure the same or any part thereof, or for any other lawful purpose connected with this Agreement and for the purpose to use freely the means of access to the said mines or works, provided that such inspections shall not unreasonably interfere with Lessee's operations. Lessor shall indemnify and hold harmless Lessee from accident or injury to themselves and its agent(s) incurred during any such inspection.

      Coincident with the beginning of any underground mining operation on the leased premises, the Lessee shall employ a competent engineer experienced in underground mining, whose duty it shall be to keep up the mine surveys and give directions and courses of entries, rooms and air courses and plot the same on a feasible scale map and send a copy of said map to the Lessor, or its designee, within thirty (30) days following each anniversary date of the execution of this Agreement. The map shall show all mine work done during the immediately preceding lease year and the Lessor may keep said map for a reasonable period of time in order to copy such portions thereof as it may deem advisable.

      12. WHEELAGE. In addition to the royalty hereinbefore provided to be paid, the Lessee shall pay the Lessor wheelage for all coal mined and removed from lands other than the leased premises and transported across the demised premises or through any of its mine haulways from adjoining coal mining operations. Said wheelage shall be computed and paid on the 25th day of each calendar month for all coal so transported during the immediately preceding month at the rate of Five Cents per ton. Weights of the coal so transported shall be determined at its delivery point.

      13. DEPOSIT OF POWER PLANT ASH. Lessee has advised Lessor that the coal reserves underlying the leased property when mined may be dedicated to electric utility customers owning and/or operating electric power generating plants located within reasonable proximity to the leased property; further, that the residue from the burning of the coal (commonly known as "power plant ash") may be economically trucked to and disposed of in spoil areas of the leased property. Accordingly, in the event Lessee shall contract with its utility customer or customers for the disposal of power plant ash on the leased property, Lessee agrees to pay Lessor as compensation for the right to deposit such product on the property the greater of 25 cents per ton of power plant ash so deposited or two percent (2%) of Lessee's contract price per ton for such disposal, whichever amount shall be the greater amount per ton. Such compensation shall be paid to Lessor each month based upon the tons deposited on the leased property in the immediately preceding month.

      It shall be a condition to the deposit of any power plant ash on the leased property that each such deposit shall not include any material hazardous or toxic in nature as defined or set forth in the applicable laws and standards established by the Environmental Protection Agency. The Lessor reserves the right to designate or approve in writing the areas of the leased property available for the deposit of power plant ash.

      14. PROPERTY AND SEVERANCE TAXES. Lessee shall, during the term of this Agreement and during the terms of any renewal thereof, pay all ad valorem taxes assessed or levied upon the coal and other minerals and the surface land owned by the Lessor, together with all taxes assessed upon the severance and the sale of coal from the leased premises. Lessee shall also pay all taxes assessed or levied upon any structures, improvements, machinery and equipment which it shall construct or bring upon the leased premises.

      15. INDEMNIFICATION. Lessee hereby indemnifies and saves harmless the Lessor from and against all and any claims, demands, suits or causes of action in law or in equity, for damages and injuries (including death) of every kind and nature to persons and property occurring on or about the leased premises and arising from its negligence, or the negligence of its employees, contractors, subcontractors, invitees and assignees. Lessee shall purchase and maintain in effect at all times during the term of this Agreement, including any renewal term, comprehensive general liability insurance in prudent limits protecting against all such claims, demands, suits or causes of action and shall name the Lessor as an additional insured in such policy. The Lessee shall furnish the Lessor with a certificate from the insurer that such insurance remains in full force and effect.

      16. FORCE MAJEURE. Except for the payment of tonnage royalty and minimum and advance royalty, as hereinbefore provided, Lessee shall not be deemed in default for failure to perform or observe any of the terms, conditions, provisions, obligations or covenants to be performed and observed by him during periods in which performance or observance is prevented by any cause reasonably beyond Lessee's control such as war, riot, insurrection, flood, or other Act of God, shortage of coal cars, a strike or lockout among the miners or other employees of Lessee, a strike of railway employees, order of any governmental body affecting the distribution, routing or delivery of coal or cars, or any order of any governmental body restricting or prorating the mining or production of coal, causes or necessitates the complete cessation of mining operations on the leased premises, or the quality of coal renders it unmerchantable. In any such event, the Lessee shall stand excused from compliance with its anticipated production schedule and the term of this Agreement shall be extended, unless sooner terminated as provided in this Agreement, for a period equal to the period for which performance is suspended due to force majeure. All periods of force majeure shall be deemed to begin at the time Lessee stops performance under this Agreement by reason of such force majeure, and Lessee shall notify Lessor of the beginning and ending date of such period of force majeure.

      In the event a period of force majeure shall extend for a period of sixty or more consecutive days, Lessee, at its option, may suspend the payment of any minimum or advance royalty required under this lease during such period; however, its obligation to pay such royalty shall resume immediately upon the cessation of the period of force majeure.

      17. RENEWAL TERMS. Lessee shall have the right and option to renew this Agreement for three (3) terms of five (5) years each, so long as, in the opinion of the Lessee, there remains economically minable and commercially saleable coal underlying the leased premises. The first renewal terms of five (5) years shall begin on the expiration of the initial term and each further and other renewal term of five (5) years each shall begin upon the expiration of the immediately preceding renewal term.

      Lessee shall have the right and option to renew this Agreement from year to year following the expiration of the fourth (4th) term of five (5) years until all the economically minable and commercially saleable coal has been removed.

      Each renewal term shall be upon the same terms and conditions as the initial term subject to adjustments of the minimum and advance royalty as provided in paragraph 4. Notice of Lessee's intention to exercise its option to renew shall be given the Lessor in writing at least three (3) months in advance of the expiration date of the initial term and, if the option is exercised to renew this Agreement for additional renewal terms, at least three (3) months in advance of the expiration of the immediately preceding renewal term. Lessee must be actively mining upon the leased premises to renew or extend the lease beyond the second five (5) year term.

      Any minimum and advance royalty payment which, at the termination of the initial term of this Agreement, shall not have been fully recovered by the credit of earned tonnage royalty against such minimum and advance royalty payments, shall be carried forward to each succeeding renewal term or terms of this Agreement and applied in such renewal term or terms against all earned tonnage royalty in excess of the amount of tonnage royalty required or otherwise necessary to recoup the minimum and advance royalty paid during such renewal term or terms of this Agreement. The right and option of Lessee to renew this Agreement shall be subject to and subservient to the Lessor's right to terminate this Agreement as set forth in paragraph 18.

      18. FORFEITURE - RENT RESERVED. If the Lessee shall fail to make any payment in this Agreement provided for at the time and in the manner herein provided, or if the Lessee shall fail to keep or perform any of the covenants or agreements on its part to be kept and performed under this Agreement, Lessor shall notify Lessee in writing of such default. If any default in payment shall continue for more than fifteen (15) days after notice in writing shall have been delivered to the Lessee, or if any other default shall continue for more than thirty (30) days after notice in writing shall have been delivered to the Lessee, or if any other default shall continue for more than thirty (30) days after notice in writing aforesaid, then this Agreement shall, at the option of the Lessor and upon further notice in writing delivered to the Lessee or mailed to him at his mailing address by registered or certified mail, become null and void, whereupon the said Lessor forthwith shall have the right to peaceable reentry and repossession of the leased premises.

      If any default of Lessee (other than its failure to make any payment provided by this Agreement) cannot reasonably be remedied within a period of thirty (30) days after written notice thereof, Lessor, upon the application of Lessee, shall grant Lessee such additional time as reasonably required to remedy the default.

      All royalties herein agreed to be paid by the Lessee shall be deemed and treated as rents reserved by the Lessor, who reserves to itself all the rights of a landlord under the laws of the State of Maryland for the collection of the same and if any of the royalty shall remain unpaid for thirty (30) days after the same shall have become due and payable, as hereinbefore provided, the Lessor shall have the right to enforce the payment of the same by the remedies given by law to landlords against delinquent tenants and the parties hereto further agree that not only the personal property of the Lessee shall be subject to such remedies as contemplated and directed by law, but also that the Lessor may enter upon the leasehold and sell the same, or any part thereof, together with the improvements thereon, for the royalty then due upon the default of payment therefor as aforesaid. At any sale of the leasehold established under this Agreement, or any part thereof, the Lessor shall have the right to become the purchaser thereof free from any and all claims of the Lessee.

      If, during the term of this Agreement, or any renewal term thereof, the Lessee makes an assignment for the benefit of its creditors, files a voluntary petition in bankruptcy, is adjudicated as bankrupt by any court, or voluntarily or involuntarily takes the benefit of any insolvency act or is dissolved under it; or if a receiver or trustee of the Lessee and/or its property is appointed in any non-bankruptcy proceeding, and the appointment, petition for an arrangement, or reorganization, if made in any proceeding instituted by the Lessee, is not vacated within thirty (30) days after it is made, or if made in proceedings instituted by any person other than Lessee, is not vacated within one hundred twenty (120) days after it is made, this Lease Agreement and the terms thereof shall, upon a date specified by the Lessor to the Lessee in a notice of termination made by registered or certified mail, wholly cease and determine with the same effect as if the date of termination so specified was the date set forth in the Agreement as the date of expiration of the lease.

      At that or any later time Lessor may recover possession of the leased premises without having to make any demand or any notice to quit possession or other notices prescribed by the statutes of the State of Maryland, and Lessee expressly waives all rights to such demand or notice to quit possession or any other statutory notice or prerequisite.

      The provisions of the immediately preceding two subparagraphs of paragraph 18 of this Agreement shall not be applicable to (i) an assignment of the within Agreement, in whole or in part, to Applied Energy Service, its successor or assigns, or (ii) the pledge by Lessee of the coal reserves as permitted by paragraph 21(b) of this Agreement; provided, however, in both instances, the Lessee shall not be in default of any provision of this Agreement.

      19. SURRENDER. Lessee shall have the right to surrender this Lease after the initial five (5) year term by giving thirty (30) days written notice to Lessor thereof, and the payment to Lessor of any sums of money that may be due and payable under the terms hereof at the time of such surrender, and Lessee shall thereupon be released and discharged from all further payments, liabilities or obligations other than those required by law or by this Agreement. Lessee agrees that upon surrender of this lease, Lessee shall enter or cause to be entered a release of this Lease in the proper book of record in the county, if a Memorandum of Lease shall have been recorded in such county.

      If required by Lessor, Lessee shall execute a release in writing of its interest in the leasehold premises which release shall be drafted, executed and acknowledged in such manner that it may be recorded in the land records of Garrett County, Maryland.

      Upon the effective date of any termination of this Agreement, in the manner herein provided, Lessee's obligation for the payment of future advance and minimum royalty shall cease. However, nothing in this paragraph 19 of the Agreement shall be construed as to relieve Lessee of its obligation to pay earned tonnage royalty and advance and minimum royalty due as of the effective date of the termination or to reclaim the leased premises in accordance with the provisions of law, nor to waive any claim of the Lessor against Lessee arising out of any breach of this Agreement.

      20. CANCELLATION OF ADVANCE ROYALTY PAYMENTS. If and when Lessee shall have paid advance minimum royalty as hereinbefore provided (to the extent the same have not been credited against tonnage royalties) equal to the tonnage royalty which would be due on the merchantable or practicable and economically minable coal then estimated by Lessee to be remaining unmined and in place based upon applicable tonnage royalty rates at the time(s) when advance minimum royalties were paid, the Lessee shall have the right to cancel the Advance Royalty Payment until this Lease is surrendered as hereinafter provided. The cancellation of advance minimum royalties does not effect any tonnage royalties due and payable thereafter as provided in Paragraph 3. Lessee must begin mining or resume suspended mining upon the leased premises within twelve (12) months of canceling the Advance Royalty Payment.

      21. ADDITIONAL PROVISIONS. Notwithstanding anything to the contrary contained in this Agreement, the following additional provisions shall be applicable hereunder:

      (a) It is expressly agreed that Lessee, having complied with all of the provisions of this Agreement required of it, shall have the right to remove all of its property and equipment, including structures, from the leased premises within a period of six (6) months after the expiration of termination of this Agreement or any renewal term thereof and may re-enter the leased premises thereafter in the event such entry is necessary to complete reclamation or any functions necessary to the obtainment of final releases of all mining permits.

      (b) Lessee shall not assign its rights and obligations under this Agreement without the prior written consent thereto of Lessor unless such assignment is to an affiliated company or to Applied Energy Service, one of its prospective customers. Lessee hereby covenants and agrees that notwithstanding the fact that it may have assigned to another party a part or all of the property interest which it controls by this Agreement, it shall continue to be responsible for the obligations required of it under this Agreement.

      (c) Provided the Lessee is not in default of any provision of this Agreement, Lessor grants Lessee, or any affiliated company to whom this Agreement has been assigned, the right to pledge the coal reserves available to it under this Agreement to the performance of a long term contract with Applied Energy Service involving, in whole or in part, the mining and sale of the coal reserves underlying the leased property; provided, however, that any such pledge shall be subject to the royalty and other provisions of this Agreement and if Lessor shall be required to join in the pledge agreement it shall not subject its reversionary interest in the property to the pledge agreement.

      Lessor agrees to negotiate in good faith with Lessee amendments or modifications to this Agreement to the extent required by any such pledge so long as such amendments or modifications do not materially alter the terms and conditions of this Coal Lease and Mining Agreement.

      (d) Lessor believes but does not warrant that it has good and sufficient title to the coal leased by this Agreement and the surface land also leased hereunder, and has good and sufficient mining rights and privileges to permit the mining of the leasehold premises by the deep or underground method of mining. In the event any party asserts any claim or title superior to the Lessor, the Lessor shall forthwith commence and continuously prosecute an action to quiet title until resolution thereof. The Lessee may pay all royalties into escrow until such resolution is confirmed. Any sums paid in escrow by Lessee shall be deemed payment of royalties or other sums due hereunder. In the event that the Lessor's ownership interest in the property is less than the interest represented, then the actual interest owned shall be used to calculate the royalties and the Lessor shall reimburse Lessee for any amount previously paid which exceeds the amount which would have been paid had the royalties been based on the actual interest.

      (e) Lessor may furnish the Lessee with information in its possession showing estimated reserves of mineable coal underlying the leased premises, drill-hole information and other data. If furnished Lessee as aforesaid, such information is not intended to be nor shall the same constitute any assurance or guarantee upon the part of Lessor of the existence of such reserves or as to the quality of coal or the mineability of such coal underlying the leased premises and Lessee shall have the obligation to satisfy itself as to the reserves of coal, the quality of the coal and the mineability thereof.

      (f) It is agreed that some mining operations have heretofore been undertaken in, on or under the leased premises and that Lessor has not heretofore made and does not now make any representations concerning the condition of any entries, working places or opening therein or the surface, structures or works therein or thereon, and that Lessee takes the lease premises in their present as is condition.

      (g) Lessor reserves the right to remove all merchantable timber on the surface land subject to this Agreement. Upon the application by Lessee for a permit authorizing surface mining operations on any portion of said land, Lessee shall give Lessor at least one hundred fifty (150) days' written notice of its intent to commence surface mining operations, including a description of the areas intended to be permitted for surface mining purposes. Upon receipt of said notice Lessor shall have the right to remove the timber on the proposed mining area within the one hundred fifty (150) day period. In the event that Lessor shall fail to remove said timber prior to the expiration of the described period, Lessor shall have no right to remove said timber and Lessee shall make such disposition thereof as it shall determine to be in its best interests.

      (h) If, in the course of its contemplated mining operations on the leased property, Lessee shall discover the presence of minerals other than coal in commercially mineable and saleable quantities or shall contemplate a rock crushing operation for the production and sale of aggregate in commercial quantities it shall immediately enter into negotiations with the Lessor for the purpose of establishing a fair and reasonable royalty rate as compensation for Lessor's interest in such mineral and/or aggregates.

      (i) Lessor by this Agreement grants to the Lessee such an economic interest in the leased premises as shall be sufficient to support the allowance for depletion of the coal mined by Lessee as provided by the Internal Revenue Code.

      (j) At the request of the Lessee, Lessor shall enter into a Memorandum of Lease in a form sufficient for recording as part of the land records in Garrett County, Maryland.

      22. ARBITRATION. If, during the term of this Agreement or during any renewal term thereof, a dispute shall arise between the Lessor and the Lessee, or their or either of their respective successors, or assigns, with respect to any right or obligation arising thereunder (including the amount of royalties due but excluding the refusal or the failure of the Lessee to render an account of and pay advance and minimum royalty or tonnage royalty when due) the matter in dispute, if it cannot be settled between the parties, shall be referred to arbitrators, one of whom shall be selected by lessor and another by the Lessee, and in the event the two thus chosen cannot agree they shall appoint a third arbitrator, and report in writing their conclusions as to the matter in dispute between the Lessor and the Lessee. In the event that either Lessor or Lessee shall fail to appoint an arbitrator within thirty (30) days after receiving notice from the other party to do so, then the other party shall appoint two arbitrators who shall report in writing their conclusions aforesaid. The conclusion of the arbitrators, when reported in writing, shall be binding upon the parties to this Agreement. The fees and expenses of the arbitrators shall be paid equally by the Lessor and the Lessee.

      23. WAIVER, MODIFICATION OR AMENDMENT. The failure of either the Lessor or Lessee to exercise any of their respective rights hereunder upon the non-performance by the other party of any condition, covenant or provision contained in this Agreement shall not be construed as a waiver thereof, nor shall the defective performance or the waiver of non-performance of any such condition, covenant or provision upon the part of the other party as to any subsequent defective performance or non-performance thereof.

      No waiver, release, modification, nor amendment of any of the terms, conditions or provisions of this Agreement shall be valid or set up in any judicial proceeding or otherwise, unless the same be in writing duly signed by the Lessor and the Lessee.

      24. SURVIVAL OF REPRESENTATIONS. This Agreement and the terms and conditions thereof shall be binding upon the successors and assigns of the parties hereto, whether such pertinent legal language is herein stated or omitted.

      25. NOTICES. Notices, payment and other communications required or permitted to be made or given under this Agreement shall be delivered either personally or by certified or registered mail (return receipt requested), postage prepaid, at the respective addresses of the parties first herein written, provided, however, that either party hereto may from time to time change its address by giving written notice, delivered as aforesaid, of a new address.

      26. EFFECTIVE DATE. This Agreement, executed as of the day, month and year first herein set forth, shall become effective (i) upon the valid exercise by Lessee of the Option described in the "Option to Lease Coal Lands" also executed this date by the Lessor and Lessee and (ii) the Closing of the transactions contemplated by the Option Agreement.

      Lessor and Lessee, by their respective initials to this Agreement, certify that the Option was validly exercised by Lessee on August 25, 1995; and that the transactions contemplated by the Option Agreement were closed on September 21, 1995; and that the latter date is the Effective Date of this Agreement.

                         Initials: Lessor CJP Lessee GWR

      IN WITNESS WHEREOF, the parties have hereunto set their hands to duplicate original copies hereof as of the day and year first herein written.

                                           DOUGLAS COAL COMPANY (Lessor)

                                           By /s/ Christopher J. Polino
                                              ----------------------------------
                                                          Its President

                                           PATRIOT MINING COMPANY, INC. (Lessee)

                                           By /s/ Richard B. Bolen
                                              ----------------------------------
                                                           Its President

STATE OF WEST VIRGINIA,

COUNTY OF MONONGALIA, to-wit:

      The undersigned, a Notary Public of, in and for the County and State aforesaid, hereby certifies that Christopher J. Polino, President, who signed the foregoing writing bearing date the 27th day of May, 1994, for DOUGLAS COAL COMPANY, a West Virginia corporation, has this day acknowledged the same to be the free act and deed of said corporation.

      GIVEN under my hand and seal this 27th day of May, 1994.

                                               /s/ Vaughn R. Miller
                                               ---------------------------------
                                                             Notary Public

Official Seal [Notary Seal]

STATE OF WEST VIRGINIA,

COUNTY OF MONONGALIA, to-wit:

      The undersigned, a Notary Public of, in and for the County and

State aforesaid, hereby certifies that Richard B. Bolen, President, who signed the foregoing writing bearing date the 27th day of May, 1994, for PATRIOT MINING COMPANY, INC., a West Virginia corporation, has this day acknowledged the same to be the free act and deed of said corporation.

      GIVEN under my hand and seal this 27th day of May, 1994.

                                               /s/ Vaughn R. Miller
                                               ---------------------------------
                                                             Notary Public

Official Seal: [Notary Seal]

This instrument prepared by: Richard G. Herndon
                         Attorney-at-Law
                         83 Edgington Lane
                         Wheeling, WV  26003

                           OPTION TO LEASE COAL LANDS

      THIS AGREEMENT, made the 27th day of May, 1994, by and between DOUGLAS COAL COMPANY, a West Virginia corporation with offices at Elkins, West Virginia ("Douglas") and PATRIOT MINING COMPANY, INC., with offices at Morgantown, West Virginia, ("Patriot"),

                    WHEREIN IT IS MUTUALLY AGREED AS FOLLOWS:

      1. Grant of Option. In consideration of the sum of TEN DOLLARS ($10.00) and other valuable considerations, Douglas irrevocably grants to Patriot the exclusive right, privilege and option (the "Option") to lease all of the land, coal, surface, and all mining and other rights in connection therewith, which it now owns in Garrett County, Maryland, upon the terms, provisions and conditions set forth in the Coal Lease and Mining Agreement attached hereto and executed in duplicate by Douglas and Patriot as of the date hereof.

      A more particular description of the property is set forth on EXHIBIT A attached to and made a part of the Coal Lease and Mining Agreement referenced above.

      2. Option Period. The Option shall become effective upon the signing of this Agreement and shall extend for a period of twelve (12) months thereafter (the "Initial Period") unless sooner exercised by Patriot or extended for an additional period as hereinafter provided.

      3. Option Fee. Patriot shall pay to Douglas a monthly option fee of TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500.00) during the initial option period or any extension thereof. The monthly option fee shall be paid upon the execution of this Agreement and on each succeeding monthly anniversary thereof, which shall be fully recoupable from the tonnage royalty provided for in Paragraph 3 of the attached Coal Lease and Mining Agreement at the same monthly rate at which it was paid.

      4. Exercise of Option. The Option may be exercised by Patriot on or before the expiration of the Option Period by mailing written notice of exercise by registered or certified mail to Christopher J. Polino, President of Douglas Coal Company, at its regular mailing address, Post Office Box 230, Elkins, West Virginia 26241.

      5. Extension of Option Period. If, during the Initial Option period, Patriot shall have diligently undertaken its examination, exploration, prospecting, drilling, testing and evaluation of the Leased Premises, but is unable to complete its testing and evaluation program prior to the expiration of the Initial Optional Period, it may request of Douglas by registered or certified mail an additional option period (the "Extended Period") of 90 days beginning with the expiration of the Initial Period and ending at midnight on the 90th day thereafter. The grant of the Extended Option Period shall not unreasonably be withheld by Douglas.

      6. Rights and Duties During Option Period. During the Option Period (and, if Patriot elects to exercise the Option, until and including the Closing Date hereinafter referred to) the rights and duties hereunder of the parties hereto shall be as follows:

      (a) Patriot shall have the obligation to examine, explore, prospect, drill, test and evaluate, as it deems appropriate, all of the Leased Premises for the purpose of determining whether to exercise the Option;

      (b) Representatives of Patriot shall have access to all books, records, maps, drill records and other information and data in the possession of Douglas relating to the Leased Premises; provided, however, that Patriot shall treat and hold confidential all such information furnished to it by Douglas (excluding information previously known to Patriot or which is or shall become generally known to the public or which shall lawfully be made available to Patriot by a person or entity other than Douglas) to prevent the disclosure thereof to others and shall not, unless it shall exercise the Option, commercially utilize any such information without the prior consent to such use by Douglas, and

      (c) Douglas shall not, without the prior consent of Patriot (which shall not be unreasonably withheld), lease, dispose of or encumber any part of the Leased Premises during the Option Period, and

      (d) Douglas shall provide Patriot with all information now in its possession bearing upon and confirming its good and marketable title to all of the lands, minerals and mining rights described on Exhibit A, except for liens for taxes not yet due and payable and such minor imperfections of title and encumbrances, if any, as do not materially detract from the value, or interfere with the use of the Leased Property for mining purposes.

      7. Non-Exercise of Option. In the event Patriot shall not exercise the Option (whether during the Initial or any Extended Period), all obligations of the parties as set forth in the Coal Lease and Mining Agreement shall no longer be binding upon Douglas and Patriot. However, Patriot shall promptly return its executed original of the Coal Lease and Mining Agreement to Douglas for cancellation.

      8. Closing. In the event Patriot shall exercise the Option in the manner set forth in Paragraph 4 hereof, the closing of the transaction contemplated by this Agreement shall take place at the offices of Patriot at a mutually convenient time and date, but no later than 30 days after receipt by Douglas of notice of such exercise (the "Closing Date").

      On the Closing Date the effective date of the Coal Lease and Mining Agreement shall be inserted in the Agreement and the date initialed upon behalf of Douglas and upon behalf of Patriot. Thereupon Patriot shall deliver to Douglas its check in the amount of Thirty-Seven Thousand Five Hundred Dollars ($37,500.00) representing the first quarter-annual payment of the Minimum and Advance Royalties due under the Agreement.

      At the Closing Patriot shall receive a favorable legal opinion, date the Closing Date, from Herndon, Morton, Herndon & Yaeger, attorneys for Douglas, and/or such other counsel reasonably acceptable to Patriot, in form and substance reasonably satisfactory to Patriot and its counsel, to the effect that
(i) all actions and other proceedings required to be taken by or on the part of Douglas with respect to this Agreement and the Lease have been duly and properly taken, and (ii) that Douglas has the legal right and power to lease to Patriot the Leased Premises pursuant to and upon the terms and conditions stated in the Lease Agreement.

      9. Reports. It is a further consideration of this Agreement, whether or not the Option is exercised, that, coincident with the exercise date of the Option, if exercised, or the expiration date thereof, if not exercised, Patriot shall provide Douglas with a complete copy of its reports relating to the examination, exploration, prospecting, including results of drill hole tests, and other information relating to the coal interests of Douglas in the subject property.

      10. Fees and Expenses. Douglas, on the one hand, and Patriot, on the other hand, agree to indemnify the other against and save and hold the other harmless from any and all liabilities (including, without limitation, attorney's fees) to any person claiming brokerage, commissions or finder's or attorney's fee or expense on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement, the Lease or the transactions contemplated hereby or thereby.

      11. Entire Understanding; Amendment. This Agreement expresses the entire understanding of the parties hereto with respect to the transactions herein contemplated, and this Agreement may not be amended or modified except by written instrument signed by both parties hereto.

      12. Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors in interest and assigns of Douglas and of Patriot; provided, however, Patriot shall not assign its rights and obligations under this Agreement without the prior written consent thereto of Douglas, unless such assignment is to an affiliate of Patriot. Further, Patriot hereby covenants and agrees that notwithstanding the fact that it may have assigned to third parties all or part of the property controlled by this Option, it shall continue to be responsible for the obligations required of it by the Option.

      13. Counterparts. This Agreement has been executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first herein written.

                                                  DOUGLAS COAL COMPANY

                                                  By: /s/ Christopher J. Polino
                                                      --------------------------
                                                              President

                                                  PATRIOT MINING COMPANY, INC.

                                                  By: /s/ Richard B. Bolen
                                                      --------------------------
                                                              President

STATE OF WEST VIRGINIA,

COUNTY OF MONONGALIA, TO-WIT:

      The undersigned, a Notary Public of, in and for the County and State aforesaid, hereby certifies that Christopher J. Polino, President, who signed the foregoing writing bearing date the 27th day of May, 1994, for DOUGLAS COAL COMPANY, a West Virginia corporation, has this day acknowledged the same to be the free act and deed of said corporation.

      GIVEN under my hand and seal this 27th day of May, 1994.

                                                  /s/ Vaughn R. Miller
                                                  ------------------------------
                                                        Notary Public

STATE OF WEST VIRGINIA,

COUNTY OF MONONGALIA, TO-WIT:

      The undersigned, a Notary Public of, in and for the County and State aforesaid, hereby certifies that Richard B. Bolen, President, who signed the foregoing writing bearing date the 27th day of May, 1994, for PATRIOT MINING COMPANY, INC., a West Virginia corporation, has this day acknowledged the same to be the free act and deed of said corporation.

      GIVEN under my hand and seal this 27th day of May, 1994.

                                                  /s/ Vaughn R. Miller
                                                  ------------------------------
                                                        Notary Public

                                    GUARANTEE

      ANKER GROUP, INC., a corporation organized under the laws of Delaware (hereinafter referred to as the "Guarantor"), hereby unconditionally and irrevocably guarantees to DOUGLAS COAL COMPANY, a corporation organized under the laws of West Virginia (hereinafter referred to as the "Beneficiary"), and its successors and assigns, the performance of any and all of the obligations of Patriot Mining Company, Inc., a West Virginia corporation which is a direct wholly-owned subsidiary of the Guarantor ("Patriot"), under that certain Coal Lease and Mining Agreement attached as Exhibit 1 to that certain Option to Lease Coal Lands of even date herewith between Patriot and the Beneficiary.

      This Guarantee shall constitute a guarantee of performance, and is made by the Guarantor as primary obligor and not merely as surety. The Beneficiary shall not be required to give any notice, make any demand, take any action or pursue any remedy against Patriot or any other party as a condition to proceeding against the Guarantor under this Guarantee.

      The Guarantor hereby represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of Delaware, that it has full corporate power and authority to own its properties and conduct its business as it is now being conducted, that the execution, delivery and performance of this Guarantee have been duly and validly authorized by all requisite corporation action, that this Guarantee constitutes the legal and valid obligation of the Guarantor, binding upon the Guarantor in accordance with its terms, and that the execution of this Guarantee will not violate or conflict with any other agreement or instrument binding upon the Guarantor.

      The foregoing promises and obligations shall bind the Guarantor, its successors and assigns, and shall inure to the benefit of the Beneficiary, its successors and assigns; provided, however, that the Guarantor shall not assign all or any part of its obligations hereunder without the prior written consent of the Beneficiary.

      This Guarantee is entered into under and pursuant to, and shall be governed by and construed in accordance with, the laws of West Virginia.

      WITNESS the due execution hereof by a duly authorized officer of the
Guarantor as of this    day of May, 1994.

                                                       ANKER GROUP, INC.

                                                  By:  /s/ John J. Faltis
                                                       -------------------------
                                                       Name:  John J. Faltis
                                                       Title: President

                        MEMORANDUM OF LEASE FOR RECORDING

      THIS MEMORANDUM OF LEASE (the "Memorandum") made the 21st day of September, 1995, by and between DOUGLAS COAL COMPANY, a West Virginia corporation, whose mailing address is Wilt Building, Elkins, West Virginia 26241 (the "Lessor") and PATRIOT MINING COMPANY, INC., also a West Virginia corporation, whose mailing address is 2708 Cranberry Square, Morgantown, West Virginia 26505 (the "Lessee"),

                                   WITNESETH:

      1. Douglas Coal Company and Patriot Mining Company, Inc. are parties to a Coal Lease and Mining Agreement (the "Lease") effective as of September 21, 1995.

      2. The leased premises are situate in Garrett County, Maryland and this Memorandum is entered into by the parties for the purpose of recordation as permitted by the laws of the State of Maryland.

      3. The names and addresses of the Lessor and the Lessee, as set forth in the Lease, are the same as set forth in the first paragraph of this Memorandum.

      4. The premises and the coal mining and other rights so leased are described on EXHIBIT A which is attached to the within Memorandum and incorporated by reference therein.

      5. The initial term of the Lease of the premises, together with the mining rights, easements and privileges owned by the Lessor, is five (5) years, beginning on September 21, 1995. The initial term is subject to renewal options.

      6. Upon the expiration of the initial term of five (5) years, the Lessee has the right and option to renew the Lease for three (3) additional terms of five (5) years each with the first renewal term of five (5) years to begin upon the expiration of the initial term with each further and other renewal term to begin upon the expiration of the immediately preceding renewal term. Upon the expiration of the fourth (4th) term of five (5) years Lessee has the right and option to renew the Lease from year to year until, in its opinion, all of the economically minable and commercially saleable coal has been removed from the leased premises.

      7. All of the terms, covenants, conditions and stipulations of the Lease relating to the leased premises and leased mining rights, easements and privileges are incorporated by reference in the within Memorandum and made a part thereof with the same force and effect as if fully set forth herein.

      IN WITNESS WHEREOF the parties have hereunto executed this Memorandum by their respective officers authorized for the purpose the day, month and year first herein set forth.

                                                  DOUGLAS COAL COMPANY
                                                         (Lessor)

                                                  By /s/ Chistopher J. Polino
                                                     ---------------------------
                                                          Its President

                                                  PATRIOT MINING COMPANY, INC,
                                                           (Lessee)

                                                  By /s/ Gerald W. Ramsburg
                                                     ---------------------------
                                                          Its President

Witness to the foregoing signatures:

/s/ Richard G. Herndon
---------------------------

STATE OF WEST VIRGINIA,

COUNTY OF MONONGALIA, to-wit:

      The undersigned, a Notary Public of, in and for the County and State aforesaid, hereby certifies that Christopher J. Polino, President, who signed the foregoing writing beating date the 21st day of September, 1995, for Douglas Coal Company, a West Virginia corporation, has this day acknowledged is signature to be the free act and deed of said Corporation.

      GIVEN under my hand and seal this 21st day of September, 1995.

                                                     /s/ Vaughn R. Miller
                                                     ---------------------------
                                                             Notary Public

(Official Seal)

STATE OF WEST VIRGINIA,

COUNTY OF MONONGALIA, to-wit:

      The undersigned, a Notary Public of, in and for the County and State aforesaid, hereby certifies that Gerald W. Ramsburg, President, who signed the foregoing writing bearing date the 21st day of September, 1995, for Patriot Mining Company, Inc., a West Virginia corporation, has this day acknowledged the same to be the free act and deed of said Corporation.

      Given under my hand and seal this 21st day of September, 1995.

                                                  /s/ Vaughn R. Miller
                                                  ---------------------------
                                                         Notary Public

(Official Seal)

The foregoing instrument prepared by:
      Richard G. Herndon
      Herndon, Morton, Herndon & Yaeger
      83 Edgington Lane
      Wheeling, WV 26003
      242-2300

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